Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-146214 and 333-220553 on Form S-8 of Sierra Bancorp and Subsidiary of our report dated March 12, 2021, relating to our audit of the consolidated financial statements, which appear in this Form 10-K.

/s/ Eide Bailly LLP

San Ramon, California
March 12, 2021